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                                                                   EXHIBIT 10.2


                   SEPARATION AGREEMENT AND RELEASE OF CLAIMS

                 This Separation Agreement and Release of Claims (the "Agreement") is entered into by and between Leonard S. Williams ("Williams") and MacFrugal's Bargains o Close-Outs, Inc. (the "Company") to resolve all matters between Williams and the Company concerning Williams' employment with the Company and termination of that employment.

                                    RECITALS

                 WHEREAS, Williams served as President and Chief Executive Officer of the Company for more than four years; and

                 WHEREAS, Williams and the Company were parties to an Employment Agreement dated November 12, 1990, as amended (the "Employment Agreement"), which Employment Agreement was terminated as of the Company's Annual Meeting of Stockholders on June 14, 1995 by mutual agreement of the parties; and

                 WHEREAS, the parties hereto desire to resolve all matters relating to Williams' employment with the Company and set forth solely in this document all continuing understandings and agreements between them.

                 NOW, THEREFORE, the parties hereby agree as follows:

                                   AGREEMENT

                 1. Termination of Employment Agreement. Williams and the Company agree and confirm that (a) the Employment Agreement was terminated on June 14, 1995; (b) Williams ceased performing services for the Company as a director and as an employee on June 14, 1995; and (c) neither party has any remaining obligations or responsibilities thereunder except as otherwise set forth in this Agreement.

                 2. Cash Payments. Williams will be paid weekly by the Company at the rate of $45,000 per month, with the last such payment to be made with respect to the last week of September, 1996. Williams will also be entitled to receive from the Company an additional cash payment equivalent to the amount of the "Performance Bonus" to which he would have been entitled under the terms of the Employment Agreement with respect to the Company's fiscal year ending on or about January 31, 1996. This cash bonus, if any, will be paid to Williams at the same time comparable performance bonus payments are made to executive officers of the Company.

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                 3.       Benefits.  The Company will, through September 30,
1996, provide to Williams either (a) the same medical, dental, and life insurance benefits as those which were provided to him while he was an active executive of the Company, or (b) substantially equivalent coverage. As of August 1, 1995, payments made by the Company with respect to William's medical and dental insurance coverages will be COBRA continuation of group health benefits.

                 4. Stock Options. The terms of all stock options held by Williams which were vested and exercisable as of March 15, 1995 pursuant to the Company's Incentive Stock Plan are modified and extended to permit exercise by Williams of such currently exercisable stock options through and until December 15, 1996. An itemization of Williams' stock options is attached herewith as Schedule A. Williams acknowledges his understanding that this modification and extension will result in such options being treated for tax purposes as "nonqualified" stock options rather than "incentive" stock options. All other stock options held by Williams which were not vested and exercisable as of March 15, 1995 are terminated and of no further force and effect.

                 5. Return of Company Property. Williams confirms that all items of property of the Company possessed by him which were utilized in connection with his employment have been returned to the Company, except for an automobile and cellular telephone issued to him by the Company. Williams agrees to return the automobile and cellular telephone to the Company in good condition and repair on or before September 30, 1995.

                 6. Noncompetition and Prohibited Solicitation. In consideration for the payments and benefits provided by the Company to Williams hereunder, Williams agrees that for a period of two years from the date hereof, he will not compete against the Company, directly or indirectly, alone or as a member of a partnership or group, or as an officer, director, stockholder, employee, consultant, representative or affiliate of any company involved in a close-out merchandise business in any county of any state in the United States in which the Company is now conducting business. Williams also agrees that for the same two year period, he will not, without the written consent of the Company, solicit, entice or persuade any employee of the Company or any affiliate of the Company to leave the services of the Company or such affiliate for any reason.

                 7. Protected Information. Williams recognizes and acknowledges that during the course of his employment, (a) the Company disclosed and furnished to him confidential and proprietary information related to the Company's business, including without limitation, supplier and vendor lists, ideas, processes, inventions and devices; (b) such confidential information constitutes trade secrets of the Company; and (c) such information was to be used by Williams for the purpose of carrying out his duties under the Employment Agreement and was not to be disclosed for any other purpose. In furtherance of the foregoing, Williams agrees not to misappropriate, disclose or make available to anyone outside of the Company at any time any such confidential information without the prior written consent of the Company, which consent may be withheld for any reason or no reason at all. Williams confirms he has returned to the Company copies of all confidential information in his possession relating to the Company's business or prospects.




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                 8.       No Disparagement and Business References.  Williams
agrees to refrain from making disparaging remarks about the Company or its officers or employees to any person or business entity, and the Company agrees to use its best efforts to ensure that its officers and employees refrain from making disparaging remarks to any person or business entity about Williams. The Company agrees to provide Williams with a positive, truthful letter of recommendation signed by Peter S. Willmott, its Chairman of the Board, on Company letterhead, and the Company will use its best efforts to channel any employment inquiry concerning Williams to Mr. Willmott.

                 9. Confidentiality of this Agreement. This Agreement and the terms hereof will remain strictly confidential and shall not be disclosed to any person or entity, except (a) for Williams' spouse, financial, legal or tax advisor, (b) response to inquiry by federal or state tax authorities, (c) as required to enforce this Agreement or (d) as required by law. The Company and Williams specifically agree that this Agreement is not citable for any purpose in any other legal or administrative proceeding (except a proceeding to enforce this Agreement).

                 10. Mutual General Release. As a material provision of this Agreement, Williams, on behalf of himself, his heirs and assigns, does hereby release the Company, its shareholders, subsidiaries, and affiliated companies and each of their respective officers, directors and employees from any and all claims, liabilities, demands, rights and interests of whatsoever kind and character, including, but not limited to, those arising from or attributable to Williams' employment with the Company or arising from, or in any way attributable to, the Employment Agreement including claims for breach of contract, breach of implied covenant, breach of oral or written promise, wrongful termination, race, age, sex, national origin or other discrimination, including any claims under the federal Age Discrimination in Employment Act of 1967, and any claims for additional payment or reimbursement in the event that any taxing authority should determine that monies or benefits allocated or paid to compromise his claims constitute taxable income in whole or in part. The Company, on behalf of itself, its shareholders, subsidiaries, and affiliated companies and each of their respective officers, directors and employees, does hereby release Williams and his heirs and assigns from any and all claims, liabilities, demands, rights and interests of whatsoever kind and character, including but limited to, those arising from or attributable to Williams' employment with the Company or arising from, or in any way attributable to, the Employment Agreement including claims for breach of contract, breach of implied covenant and breach of any oral or written promise. The Company further agrees to defend and indemnify Williams and hold him harmless with respect to any claims, liabilities or demands made against Williams by any persons based upon actions taken, or alleged to have been taken, by Williams during the course and scope of his employment service as President and Chief Executive Officer of the Company. Williams and the Company specifically and expressly waive and release all rights under the provisions of Section 1542 of the California Civil Code, which provides as follows:

                          A general release does not extend to claims which the
                 creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.





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                 11.      Arbitration.  All claims or controversies of any type
between Williams and the Company regarding matters pertaining to this Agreement or Williams' employment relationship with the Company (except the Company's right to seek injunctive relief as contemplated by the last sentence of this paragraph 11) will be settled and finally determined by one arbitrator in Los Angeles County, California in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, and judgment by the arbitrator may be entered in any court having jurisdiction thereof. This agreement to arbitrate includes any claims for breach of contract, wrongful termination, discrimination of any type and all other claims of any type to the maximum extent permissible. In the event of breach or threatened breach of paragraph 6 or 7 above, the Company may, either with or without pursuing any potential damage remedies, immediately seek to obtain and enforce an injunction prohibiting Williams from violating the provisions of said paragraphs 6 and 7.

                 12. No Admissions. Nothing contained herein shall be construed as an admission of wrongdoing or liability by any party hereto.

                 13. California Law. This Agreement is to be interpreted pursuant to California substantive law.

                 14. Invalid Provisions. Should any of this Agreement for any reason be declared invalid, the validity and binding effect of any remaining portion will not be affected, and the remaining portion of this Agreement will remain in full force and effect as if this Agreement had been executed with the invalid provision eliminated.

                 15. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the legal relationship of Williams and the Company and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No modification, amendment or waiver of any of the provisions of this Agreement will be effective unless in writing and signed by both parties.

                 16. Counterparts. This Agreement is being executed in more than one counterpart, each of which is legally binding and enforceable.

                 17. Waiting Period And Right Of Revocation. WILLIAMS ACKNOWLEDGES THAT HE IS HEREBY ADVISED THAT HE HAS THE RIGHT TO CONSIDER THE AGREEMENT FOR TWENTY-ONE DAYS BEFORE SIGNING IT AND THAT IF HE SIGNS THIS AGREEMENT PRIOR TO THE EXPIRATION OF TWENTY-ONE DAYS, HE IS WAIVING THIS RIGHT FREELY AND VOLUNTARILY AND UPON ADVICE OF HIS COUNSEL. HE ALSO ACKNOWLEDGES THAT HE IS HEREBY ADVISED OF HIS RIGHTS TO REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN DAYS FOLLOWING THE SIGNING OF THIS AGREEMENT AND THAT IT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. TO REVOKE THIS AGREEMENT, HE MUST NOTIFY THE COMPANY WITHIN SEVEN DAYS OF SIGNING IT.





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                 18.      Attorney Advice.  Williams acknowledges that he is
aware of his right to consult an attorney, that he has been hereby advised to consult with an attorney, and that he has consulted with an attorney prior to signing this agreement.

                 19. Understanding of Agreement and Acknowledgments. Williams acknowledges that he has carefully read this Agreement, that he fully understands its final and binding effect, that the only promises made to him to sign this Agreement are those stated above, and that he is signing this Agreement voluntarily. Williams acknowledges and agrees that no monies or benefits are owing to him, other than those specifically provided for or referenced herein. The Company acknowledges and agrees that from and after June 14, 1995, Williams will have no further obligation whatsoever to provide services to the Company as an officer, director or employee.

DATED:   September 6, 1995

                                       /s/  LEONARD S. WILLIAMS
                                       -------------------------------------
                                       Leonard S. Williams



                                        MACFRUGAL'S BARGAINS o CLOSE-OUTS, INC.



                                        By:  /s/  PETER S. WILLMOTT
                                        ----------------------------------------
____________________________            Peter S. Willmott, Chairman of the Board





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